UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________
FORM 8-K
_____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2023

________________________________________________________________________________________________________
JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
________________________________________________________________________________________________________

Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive		02139
Cambridge,	Massachusetts
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On March 26, 2023, Jounce Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Concentra Biosciences, LLC, a Delaware limited liability company (“Concentra”), and Concentra Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Concentra (“Merger Sub”). The Merger Agreement provides for, among other things, (i) the acquisition of the Company by Concentra through a cash tender offer (the “Offer”) by Merger Sub for all of the Company’s outstanding shares of common stock (the “Common Stock”), for: (A) $1.85 per share of Common Stock (the “Cash Consideration”), and (B) one contingent value right (a “CVR”) per share (together with the Cash Consideration, the “Offer Price”) and (ii) the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger.
The Company’s Board of Directors (the “Board”) has unanimously approved the Merger and the Merger Agreement and recommended that the stockholders of the Company accept the Offer and tender their shares of Common Stock pursuant to the Offer. In connection with the proposed Merger, the Board has also unanimously withdrawn its recommendation with respect to the previously announced all-share business combination between the Company and Redx Pharma plc (“Redx” and such business combination, the “Redx Business Combination”). Under the Merger Agreement, Concentra is required to commence the Offer as promptly as reasonably practicable, and in any event on or prior to 10 business days after the date of the Merger Agreement.
Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders, (i) each outstanding share of Common Stock of the Company, other than any shares of Common Stock held in the treasury of the Company or owned, directly or indirectly, by Concentra or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price, (ii) the vesting of each option to purchase shares of Common Stock from the Company (“Company Options”) shall be accelerated and (A) each Company Option that has an exercise price per share that is less than the Cash Consideration (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefor, the holder of such cancelled In-the-Money Option will be entitled to receive in consideration of the cancellation of such In-the-Money Option, (1) an amount in cash, without any interest thereon and subject to applicable tax withholding, equal to the product of (x) the total number of shares of Common Stock subject to such In-the-Money Option as of immediately prior to the Effective Time multiplied by (y) the excess of the Cash Consideration over the applicable exercise price per share under such In-the-Money Option and (2) one CVR for each share of Common Stock subject thereto and (B) each Company Option that is not an In-the-Money Option will be cancelled and, in exchange therefor, the holder of such cancelled Underwater Option will be entitled to receive, in consideration of the cancellation of such Underwater Option, one CVR for each share of Common Stock subject thereto and (iii) each outstanding and unvested restricted stock unit (“Company RSU”) shall vest in full and automatically be cancelled and converted into the right to receive (A) the product of (1) the total number of shares of Common Stock then underlying such Company RSU multiplied by (B) the Cash Consideration, without any interest thereon and subject to applicable withholding and (2) one CVR for each share of Common Stock subject thereto.
Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of Common Stock validly tendered and not validly withdrawn, together with any shares of Common Stock beneficially owned by Merger Sub or any affiliate of Merger Sub, equals at least one share more than 50% of all shares of Common Stock then outstanding; (ii) the Company Net Working Capital (as defined in the Merger Agreement) shall be at least $110,000,000 as of the expiration of the Offer; (iii) the absence of any law that makes illegal the Offer or the Merger, prohibits or limits Concentra’s ownership of the Company or its assets or imposes limitations on Concentra’s rights of ownership of the Common Stock; (iv) since the date of the Merger Agreement, there shall not have occurred any Company Material Adverse Effect (as defined in the Merger Agreement); (v) compliance by the Company with its covenants under the Merger Agreement; (vi) the accuracy of representations and warranties made by the Company in the Merger Agreement; and (vii) no termination of the Merger Agreement. The obligations of Concentra and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.
Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing or making illegal the consummation of the Merger, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Concentra (the “Surviving Corporation”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law, without any additional stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of shares of Common Stock validly tendered and not withdrawn in the Offer.

The Merger Agreement contains representations and warranties from both the Company, on the one hand, and Concentra and Merger Sub, on the other hand. It also contains covenants, including covenants providing for the Company: (i) to use commercially reasonable efforts to cause each of the Company and its subsidiaries to conduct its business and operations in a manner consistent with the Company’s intentions described in its press release dated February 22, 2023; (ii) not to engage in specified types of transactions during such period; and (iii) not to incur any indebtedness, except as provided in the Merger Agreement.
The Merger Agreement contains customary termination rights for both Concentra and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before 90 days following the date of the Merger Agreement (the “Outside Date”). If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement in connection with the Company’s entry into an agreement with respect to a superior proposal, the Company will be required to pay Concentra a termination fee of $4,000,000.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Concentra, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Concentra and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Concentra and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Concentra, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Equity Commitment and Guarantee Letter
Concurrently with the execution of the Merger Agreement, Concentra delivered to the Company a duly executed Equity Commitment and Guarantee Letter of Investor, dated as of the date of the Merger Agreement, in respect of certain of Concentra and the Merger Sub’s obligations arising under, or in connection with, the Merger Agreement and the transactions contemplated thereby. Subject to certain terms and conditions of the Equity Commitment and Guarantee Letter, Tang Capital Partners, LP, a Delaware limited partnership, will contribute to Concentra, on or before one business day prior to the closing date of the Merger, an aggregate amount of $100,000,000, to be used by Concentra solely to fund the Offer Price, the Merger Consideration and any other cash amounts to be paid by Concentra or Merger Sub pursuant to the Merger Agreement.
Contingent Value Rights Agreement
At or prior to the Effective Time, Concentra and Merger Sub expect to enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”) and a representative, agent and attorney in-fact (the “Representative”) of the holders of CVRs. Each CVR will represent a contractual right to receive contingent cash payments (i) equal to 80% of net proceeds payable, if any, from any license or disposition (each, a “Disposition”) of any or all rights to JTX-8064, pimivalimab, vopratelimab, and two pre-clinical programs, JTX-1484 and JTX-2134 (targeting LILRB1), as well as any product or product candidate contained in, or arising from the JTX-23 and JTX-24 programs or a research program active at the Company at the time of the signing of the CVR Agreement (collectively, the “CVR Products”) that occurs within two years of the closing date (the “Disposition Period”) and (ii) of certain potential cash amounts upon the occurrence of events described in the CVR Agreement. In the event that a Disposition of CVR Products does not occur within the Disposition Period and no other contingent payment condition is achieved, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. During the Disposition Period, Purchaser shall, and shall cause its subsidiaries, licensees and rights transferees to, use Commercially Reasonable Efforts (as defined in the CVR Agreement) to enter into one or more disposition agreements as promptly as practicable following the Effective Time.
The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.
The form of CVR Agreement is included herein as Exhibit C to Exhibit 2.1 attached hereto and is incorporated herein by reference. The foregoing description of the CVR Agreement is qualified in its entirety by reference to the full text thereof.
Item 1.02. Termination of a Material Definitive Agreement.
On March 27, 2023, the Company notified Redx that it is terminating the Co-operation Agreement entered into by and between the Company and Redx, dated as of February 23, 2023 (the “Co-operation Agreement”) in connection with the Redx Business Combination, which termination is effective upon service of written notice in accordance with the terms set forth in the Co-operation Agreement. No termination fee will be payable by either Redx or the Company pursuant to the Co-operation Agreement as a result of the termination of the Co-operation Agreement.
Also on March 27, 2023, the Company notified RM Special Holdings 3, LLC (“RM3”) that it is terminating the Agreement and Plan of Merger by and among the Company, one of the Company’s wholly-owned subsidiaries (the “Evergreen Merger Sub”) and RM3, dated as of February 23, 2023 (the “RM3 Merger Agreement”), which termination is effective upon service of written notice in accordance with the terms set forth in the RM3 Merger Agreement. No termination fee will be payable by either RM3 or the Company pursuant to the RM3 Merger Agreement as a result of the termination of the RM3 Merger Agreement.
Further, the Letter Agreement, dated as of February 23, 2023, entered into by and among the Company and each of the members of RM3 (the “Letter Agreement”), in connection with entry into the RM3 Merger Agreement, automatically terminates with the termination of the RM3 Merger Agreement, and each Voting and Support Agreement, dated as of February 23, 2023 and entered into by and among the Company, Redx and certain shareholders of the Company (the “Voting and Support Agreements”), automatically terminates with the termination of the Co-Operation Agreement.
As a consequence of the termination of the RM3 Merger Agreement, assuming that the Redx Business Combination is not consummated, the Registration Rights Agreement, dated as of February 23, 2023, entered into by and among the Company and members of RM3 (the “Registration Rights Agreement”) will not become effective pursuant to its terms.
The foregoing description of the Co-operation Agreement, RM3 Merger Agreement, Letter Agreement, Voting and Support Agreements and Registration Rights Agreement are qualified in their entirety by reference to the full text of the Co-Operation Agreement, RM3 Merger Agreement, Letter Agreement, Form of Voting and Support Agreement and Registration Rights Agreement, copies of which were filed with Securities and Exchange Commission as Exhibit 2.2, Exhibit 2.3, Exhibit C to Exhibit 2.3, Exhibit 99.6 and Exhibit D to Exhibit 2.3, respectively, to the Current Report on Form 8-K filed by the Company on February 23, 2023.
Item 2.05. Costs Associated with Exit or Disposal Activities.
On March 26, 2023, the Company committed to a course of action that would result in a reduction in force intended to preserve the Company’s current cash resources. The Company will reduce its workforce by approximately 84% of its current employees.
As a result of the reduction in force, the Company estimates that it will incur aggregate pre-tax charges of approximately $6.5 million, primarily consisting of salary payable during applicable notice periods and severance, non-cash stock-based compensation expense, and other benefits.
The Company expects that the workforce reduction will be completed during the second quarter of 2023 and that these one-time charges will be incurred in the second quarter of 2023. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction. These estimates of the costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ.
Item 7.01. Regulation FD Disclosure.
On March 27, 2023, the Company and Concentra issued a press release announcing the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.
The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of U.S. federal securities laws, including, without limitation, statements regarding the anticipated timing of and closing of the proposed Offer, Merger and related transactions contemplated by the Merger Agreement (the “Transactions”) and the anticipated timing of the Company’s reduction in force, including associated restructuring costs. The words “estimates,” “expects,” “continues,” “intends,” “plans,” “anticipates,” “targets,” “may,” “will,” “would,” “could,” “should,” “potential,” “goal,” and “effort” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this report, including, without limitation, risks related to the Company’s ability to execute on and realize the expected benefits of the reduction in force; actions of Redx in response to the Transactions; the impact of actions of other parties with respect to the Transactions; the possibility that competing offers will be made; the outcome of any legal proceedings that could be instituted against Jounce or its directors; the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect Jounce’s business and the price of its common stock; the failure to satisfy all of the closing conditions of the transactions contemplated by the Merger Agreement; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Transactions on Jounce’s business, and operating results; risks that the Transactions may disrupt Jounce’s current plans and business operations; risks related to the diverting of management’s attention from Jounce’s ongoing business operations; general economic and market conditions and the other risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023 and subsequent filings with the SEC. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Transactions and/or Jounce and Jounce’s ability to successfully complete the Transactions. Jounce cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Jounce disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this report represent Jounce’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.
Additional Information and Where to Find It
The tender offer for the outstanding shares of the Company referenced in this report has not yet commenced. This report is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Concentra and its subsidiary will file with the SEC. At the time the tender offer is commenced, Concentra and its subsidiary will file tender offer materials on Schedule TO, and, thereafter, the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.
THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF JOUNCE COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF JOUNCE COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.
The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company’s common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.jouncetx.com.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger between the Company, Concentra and Merger Sub, dated March 26, 2023.
99.1	Press Release of the Company, dated March 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: March 27, 2023	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer